Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-257738) of Torrid Holdings Inc. of our report dated March 30, 2022 relating to the financial statements., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 30, 2022

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